UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 9, 2024, XTI Aerospace, Inc. (the “Company”) received a letter (the “Bid Price Requirement Letter”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the 30 consecutive business days prior to the date of the Bid Price Requirement Letter, the closing bid price for the Company’s common stock had been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with applicable Nasdaq listing rules, the Company had 180 calendar days, or until January 6, 2025, to regain compliance with the Bid Price Requirement.

On November 7, 2024, the Company received another letter (the “Low Price Deficiency Letter”) from Nasdaq notifying the Company that, as of November 6, 2024, the Company’s common stock had a closing bid price of $0.10 or less for ten consecutive trading days. Accordingly, the Company is subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”). As a result, Nasdaq has determined to delist the Company’s securities from The Nasdaq Capital Market (the “Determination”).

The Low Price Deficiency Letter stated that unless the Company requests an appeal of the Determination by November 14, 2024, trading of the Company’s common stock will be suspended at the opening of business on November 18, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to appeal the Determination to a Hearings Panel (the “Panel”) by November 14, 2024. The Low Price Deficiency Letter states that hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request, and a hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. The Company will be asked to provide the Panel with a plan to regain compliance, which plan the Company is in the process of preparing.

Assuming the Company appeals the Determination as indicated above, the Low Price Deficiency Letter has no immediate effect on the listing of the Company’s common stock on Nasdaq. There can be no assurance, however, that the Company will be successful in its appeal to the Panel or be able to regain or maintain compliance with the Nasdaq listing rules.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue 11,955,445 shares of common stock (the “Preferred Exchange Shares”) to a holder of shares of the Company’s Series 9 Preferred Stock, at an effective price per share of $0.0505, in exchange for the return and cancellation of 575 shares of Series 9 Preferred Stock with an aggregate stated value of $603,750, pursuant to the terms and conditions of an exchange agreement dated November 7, 2024. The Preferred Exchange Shares will be issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, on the basis that (a) the Preferred Exchange Shares will be issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the holder in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

As of November 8, 2024, after taking into account the issuance of the Preferred Exchange Shares, the Company has 121,705,334 shares of common stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: November 12, 2024	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer